Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FIRST fiscal quarter ENDED September 30, 2019

Reports quarterly results with revenues of $200.5 Million;

Net revenues of $55.5 million, up $0.6 million or 1.1%;

Net income of $3.2 million, up $0.6 million or 23.1%; and

Adjusted EBITDA of $9.7 million, up $0.9 million or 10.2%

BELLEVUE, WA November 12, 2019 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three months ended September 30, 2019.

First Fiscal Quarter Financial Highlights (Quarter Ended September 30, 2019)

•	Revenues decreased to $200.5 million for the first fiscal quarter ended September 30, 2019, down $18.4 million or 8.4%, compared to revenues of $218.9 million for the comparable prior year period.
•	Net revenues increased to $55.5 million for the first fiscal quarter ended September 30, 2019, up $0.6 million or 1.1%, compared to net revenues of $54.9 million for the comparable prior year period.
•

Net income attributable to common stockholders increased to $3.2 million, or $0.07 per basic and $0.06 per fully diluted share, compared to net income attributable to common stockholders of $2.6 million, or $0.05 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders, a non-GAAP financial measure, increased to $6.5 million, or $0.13 per basic and fully diluted share for the first fiscal quarter ended September 30, 2019, compared to adjusted net income attributable to common stockholders of $5.4 million, or $0.11 per basic and fully diluted share for the comparable prior year period. Adjusted net income attributable to common stockholders is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased to $9.7 million for the first fiscal quarter ended September 30, 2019, up $0.9 million or 10.2%, compared to adjusted EBITDA of $8.8 million for the comparable prior year period. Adjusted EBITDA margin (expressed as a function of net revenues) increased 137 basis points to 17.4% for the first fiscal quarter ended September 30, 2019, compared to Adjusted EBITDA margin of 16.1% for the comparable prior year period.

CEO Comments

“We are very pleased to report another quarter of solid financial results for the first quarter ended September 30, 2019”, said Bohn Crain, Founder and CEO. “We posted revenues of $200.5 million, down $18.4 million or 8.4% over the comparable prior year period. A number of factors contributed to our reduction in revenues, including (1) our decision to exit certain lower margin business earlier in the year, (2) non-recurring disaster relief project work reported in the year ago period, and (3) general market softness associated with slower global trade and margin pressures on our brokerage operations associated with excess truck capacity that exists in the marketplace. Notwithstanding these market headwinds, we reported net revenues of $55.5 million, up $0.6 million or 1.1%.

For our fiscal quarter ended September 30, 2019, in the U.S., we reported revenues of $175.9 million, down $15.3 million or 8.0%; and net revenues of $48.2 million, up $1.1 million or 2.3% over the comparable prior year period. U.S. transportation net revenues of $46.7 million were up $0.3 million or 0.6% from the comparable prior year period. U.S. value added services net revenues of $1.5 million were up $0.8 million or 114.3%. In Canada we reported revenues of $24.8 million, down $2.9 million or 10.5%; and net revenues of $7.3 million, down $0.4 million or 5.2% over the comparable prior year period. Canada’s transportation net revenues of $3.9 million were down $1.1 million or 22.0% from the comparable prior year period. Canada’s value added services net revenues of $3.4 million were up $0.7 million or 25.9%.

We are also pleased with how our non-asset based business model continues to perform in what is generally recognized as a softer freight environment. Although we saw a reduction in revenues during the quarter compared to the comparable prior year period, the economic impact to the company was generally off-set by improving net revenue margins, up 262 basis points, and a reduction of $0.6 million in operating partner commissions, which resulted in net income attributable to common stockholders of $3.2 million, up $0.6 million or 23.1%; adjusted net income attributable to common shareholders of $6.5 million, up $1.1 million or 20.4%; and adjusted EBITDA of  $9.7 million, up $0.9 million or 10.2% over the comparable prior year period. In addition, we also saw improvement in our adjusted EBITDA margins, which increased 137 basis points to 17.4% from 16.1% for the comparable prior year period.”

Crain continued: “While we are pleased with our results for this most recent quarter, the outlook for the upcoming quarter looks relatively flat on a sequential basis as we are not seeing the traditional peak season trade flows that we would generally expect heading into the holidays. As an industry, we continue to work through the market uncertainties associated with global trade, tariffs and the prospect of impeachment along with digesting excess truck capacity and inventory build ups that are part of the current landscape.

In any event, we believe our success over this past year in delivering profitability, continuing to invest in our scalable back-office infrastructure and de-levering our balance sheet leaves us very well positioned to take advantage of incremental organic and acquisition growth opportunities as they present themselves.”

First Fiscal Quarter Ended September 30, 2019 – Financial Results

For the three months ended September 30, 2019, Radiant reported net income attributable to common stockholders of $3.2 million on $200.5 million of revenues, or $0.07 per basic and $0.06 per fully diluted share. For the three months ended September 30, 2018, Radiant reported net income attributable to common stockholders of $2.6 million on $218.9 million of revenues, or $0.05 per basic and fully diluted share.

For the three months ended September 30, 2019, Radiant reported adjusted net income attributable to common stockholders of $6.5 million, or $0.13 per basic and fully diluted share. For the three months ended September 30, 2018, Radiant reported adjusted net income attributable to common stockholders of $5.4  million, or $0.11 per basic and fully diluted share.

For the three months ended September 30, 2019, Radiant reported Adjusted EBITDA of $9.7 million, compared to $8.8 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Tuesday, November 12, 2019 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Tuesday, November 12, 2019 at 4:30 PM Eastern
DIAL-IN	US (844) 369-8774; Intl. (862) 298-0844
REPLAY	November 13, 2019 at 9:30 AM Eastern to November 26, 2019 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 56571)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.investornetwork.com/event/presentation/56571.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	September 30,	June 30,
	2019	2019
(In thousands, except share and per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,218	$5,420
Accounts receivable, net of allowance of $1,882 and $1,887, respectively	96,642	93,123
Contract assets	22,099	17,777
Income tax receivable	1,435	506
Prepaid expenses and other current assets	8,373	8,066
Total current assets	137,767	124,892

Technology and equipment, net	20,327	20,127

Goodwill	65,389	65,389
Intangible assets, net	53,112	55,742
Operating lease right-of-use assets	14,912	—
Deposits and other assets	1,570	1,560
Total other long-term assets	134,983	122,691
Total assets	$293,077	$267,710

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$77,087	$74,097
Operating partner commissions payable	11,538	12,891
Accrued expenses	6,783	6,224
Current portion of notes payable	3,707	3,687
Current portion of operating lease liability	6,605	-
Current portion of finance lease liability	681	683
Other current liabilities	794	840
Total current liabilities	107,195	98,422

Notes payable, net of current portion	35,505	30,047
Operating lease liability, net of current portion	9,137	—
Finance lease liability, net of current portion	2,998	3,161
Deferred income taxes	7,609	7,838
Deferred rent liability	—	862
Other long-term liabilities	118	100
Total long-term liabilities	55,367	42,008
Total liabilities	162,562	140,430

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,899,036 and 49,678,262 shares issued, and 49,807,238 and 49,586,464 shares outstanding, respectively	31	31
Additional paid-in capital	100,156	100,186
Treasury stock, at cost, 91,798 shares	(253)	(253)
Retained earnings	30,118	26,883
Accumulated other comprehensive income	301	187
Total Radiant Logistics, Inc. stockholders’ equity	130,353	127,034
Non-controlling interest	162	246
Total equity	130,515	127,280
Total liabilities and equity	$293,077	$267,710

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

	Three Months Ended September 30,
(In thousands, except share and per share data)	2019	2018
Revenues	$200,543	$218,883

Operating expenses:
Cost of transportation and other services	145,010	164,015
Operating partner commissions	24,178	24,828
Personnel costs	14,847	14,545
Selling, general and administrative expenses	7,664	7,124
Depreciation and amortization	4,036	3,633
Transition and lease termination costs	(9)	—
Change in fair value of contingent consideration	15	(95)
Total operating expenses	195,741	214,050

Income from operations	4,802	4,833

Other income (expense):
Interest income	15	12
Interest expense	(707)	(789)
Foreign currency transaction gains (losses)	(23)	34
Other	31	150
Total other expense	(684)	(593)

Income before income taxes	4,118	4,240

Income tax expense	(787)	(977)

Net income	3,331	3,263
Less: net income attributable to non-controlling interest	(96)	(180)

Net income attributable to Radiant Logistics, Inc.	3,235	3,083
Less: preferred stock dividends	—	(511)

Net income attributable to common stockholders	$3,235	$2,572

Other comprehensive income:
Foreign currency translation gain (loss)	114	(305)
Comprehensive income	$3,445	$2,958

Income per share attributable to common stockholders:
Basic	$0.07	$0.05
Diluted	$0.06	$0.05

Weighted average common shares outstanding:
Basic	49,662,540	49,437,930
Diluted	51,428,013	50,705,434

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Attributable to Common Stockholders
to Adjusted Net Income, EBITDA and Adjusted EBITDA

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate to calculate the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, income taxes, change in fair value of contingent consideration, amortization of loan fees, write-off of debt issuance costs, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, litigation costs and non-recurring costs.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of preferred stock dividends, redemption of preferred stock, interest and taxes, and excludes the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended September 30,
Net Revenues (Non-GAAP measure)	2019	2018
Total revenues	$200,543	$218,883
Cost of transportation and other services	145,010	164,015

Net revenues	$55,533	$54,868
Net revenues margin	27.7%	25.1%

(In thousands)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted EBITDA	2019	2018
GAAP net income attributable to common stockholders	$3,235	$2,572
Preferred stock dividends	—	511

GAAP net income attributable to Radiant Logistics, Inc.	3,235	3,083
Income tax expense	787	977
Depreciation and amortization	4,036	3,633
Net interest expense	692	777

EBITDA	8,750	8,470

Share-based compensation	430	331
Change in fair value of contingent consideration	15	(95)
Acquisition related costs	285	4
Litigation costs	184	137
Transition and lease termination costs	(9)	—
Foreign currency transaction loss (gain)	23	(34)

Adjusted EBITDA	$9,678	$8,813
Adjusted EBITDA as a % of Net Revenues	17.4%	16.1%

(In thousands, except share and per share data)	Three Months Ended September 30,
Reconciliation of GAAP net income to adjusted net income:	2019	2018
GAAP net income attributable to common stockholders	$3,235	$2,572
Adjustments to net income:
Income tax expense	787	977
Depreciation and amortization	4,036	3,633
Change in fair value of contingent consideration	15	(95)
Transition and lease termination costs	(9)	—
Acquisition related costs	285	4
Litigation costs	184	137
Amortization of debt issuance costs	55	59

Adjusted net income attributable to common stockholders before income taxes	8,588	7,287

Provision for income taxes at 24.5% before preferred dividend requirement	(2,104)	(1,911)

Adjusted net income attributable to common stockholders	$6,484	$5,376

Adjusted net income per common share - basic and diluted	$0.13	$0.11

Weighted average common shares outstanding:
Basic	49,662,540	49,437,930
Diluted	51,428,013	50,705,434